UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2006
LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 15, 2006, LSI Logic Corporation (“LSI” or the “Company”) consummated the sale of certain assets associated with LSI’s semiconductor wafer fabrication facilities in Gresham, Oregon to Semiconductor Components Industries, LLC (“SCI”), a wholly-owned subsidiary of ON Semiconductor Corporation (“ON”). In connection with the sale, LSI entered into a wafer supply and test service agreement (the “Agreement’) with SCI pursuant to which SCI will manufacture and provide semiconductor wafer products to LSI and provide certain sort test, processing engineering, quality assurance and other similar and related services that LSI may from time to time request SCI to perform. Subject to the terms and conditions of the Agreement, and provided that SCI fulfills all material obligations set forth in the Agreement, LSI is obligated to purchase, and SCI is obligated to provide, $198,800,000 of wafer products and related services (such as wafer testing and sorting services) from SCI during the first two years under the Agreement. Commencing the third year under the Agreement, pricing for the products and services the Company orders (which are not subject to any minimum purchase requirements or supply guarantees) will be renegotiated. The term of the Agreement is six years (the “Initial Term”), unless terminated by either party for breach or for a change of control. After the Initial Term (unless terminated earlier as set forth above), the Agreement will renew automatically for successive periods of two years, unless either party provides notice of non-renewal to the other party at least six months prior to the date of the expiration of the then-current term. The Agreement further provides that LSI will indemnify SCI and ON for certain intellectual property infringement claims and SCI will indemnify LSI for certain product liability and intellectual property infringement claims.
     This description of the Agreement is qualified in its entirety by reference to its complete text, which form has been filed as Exhibit 2.1 to the Company’s quarterly report on Form 10-Q for the quarter ended April 2, 2006 filed on May 12, 2006, and which amended and executed form will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended July 2, 2006. Portions of Exhibit 2.1 have been omitted pursuant to a request for confidential treatment.
Item 8.01 Other Events.
     The Company’s news release announcing the completion of the sale of certain assets associated with LSI’s semiconductor wafer fabrication facility in Gresham, Oregon to SCI is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	LSI Logic Corporation News Release issued May 15, 2006*

*Furnished, not filed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION, a Delaware corporation
By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Vice President, General Counsel and Corporate Secretary

Date: May 17, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	LSI Logic Corporation News Release issued May 15, 2006*

*Furnished, not filed.